EX-16(6)(a)(ii)
EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007
As Amended _______, 2013*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund
0.60% on assets up to $250 million
0.575% on assets of $250 million and more
but less than $1 billion
0.55% on assets of $1 billion and more
but less than $2 billion
0.525% on assets of $2 billion and more
but less than $5 billion
0.50% for assets of $5 billion and more

Nationwide Bond Fund Nationwide Government Bond Fund
0.50% on assets up to $250 million
0.475% on assets of $250 million and more
but less than $1 billion
0.45% on assets of $1 billion and more
but less than $2 billion
0.425% on assets of $2 billion and more
but less than $5 billion
0.40% for assets of $5 billion and more

Nationwide Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more
Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion 0.105% on assets of $1.5 billion and more but less than $3 billion 0.095 on assets of $3 billion and more
Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion 0.17% on assets of $1.5 billion and more but less than $3 billion 0.16% on assets of $3 billion and more

Nationwide Mid Cap Market Index Fund	0.205% on assets up to $1.5 billion 0.185% on assets of $1.5 billion and more but less than $3 billion 0.175% on assets of $3 billion and more
Nationwide International Index Fund	0.245% on assets up to $1.5 billion 0.205% on assets of $1.5 billion and more but less than $3 billion 0.195% on assets of $3 billion and more
Nationwide Bond Index Fund	0.195% on assets up to $1.5 billion 0.155% on assets of $1.5 billion and more but less than $3 billion 0.145% on assets of $3 billion and more
Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets
Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets
Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets
Nationwide Short Duration Bond Fund
0.35% on assets up to $500 million
0.34% on assets of $500 million and more
but less than $1 billion
0.325% on assets of $1 billion and more
but less than $3 billion
0.30% on assets of $3 billion and more
but less than $5 billion
0.285% on assets of $5 billion and more
but less than $10 billion
0.275% for assets of $10 billion and more

Nationwide Enhanced Income Fund
0.35% on assets up to $500 million
0.34% on assets of $500 million and more
but less than $1 billion
0.325% on assets of $1 billion and more
but less than $3 billion
0.30% on assets of $3 billion and more
but less than $5 billion
0.285% on assets of $5 billion and more
but less than $10 billion
0.275% for assets of $10 billion and more

Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets
Nationwide International Value Fund	0.85% of average daily net assets
Nationwide Alternatives Allocation Fund	0.40% of average daily net assets

Nationwide Small Company Growth Fund	0.90% of average daily net assets
Nationwide Global Equity Fund
0.75% on assets up to $250 million;
0.70% on assets of $250 million and more but less than $500 million;
0.68% on assets of $500 million and more but less than $1 billion; and
0.65% on assets of $1 billion and more

Nationwide High Yield Bond Fund	0.55% on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; and 0.475% on assets of $1 billion and more
Nationwide Inflation-Protected Securities Fund	0.25% of average daily net assets
Nationwide Core Plus Bond Fund	0.45% on assets up to $500 million; 0.425% on assets of $500 million and more but less than $1 billion; and 0.40% on assets of $1 billion and more

* As approved by the Board of Trustees at its meeting held on September 6, 2012.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS
                                                                                By:_______________________________________
Name:  Michael S. Spangler
Title:  President

NATIONWIDE MUTUAL FUNDS
By: ______________________________________
Name:  Michael S. Spangler
Title:  President